UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
        (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement



                       COMMISSION FILE NUMBER: 33-19980-D

                            CGI HOLDING CORPORATION
                            -----------------------
       (Exact name of small business issuer as specified in its charter)

       Nevada                              87-0450450
-----------------------------          ---------------------------
State of other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

300 N MANNHEIM ROAD, HILLSIDE, ILLINOIS                  60162
------------------------------------------             --------------
(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number, including area code    (708) 547-0401
                                                   -----------------

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.

     (3) Filing Party:

     (4) Date Filed:


                             CGI HOLDING CORPORATION
                 300 N. MANNHEIM ROAD, HILLSIDE, ILLINOIS 60162

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This information statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

The matters upon which action is taken are:

1. Elect Gerard M. Jacobs, T. Benjamin Jennings, John Giura, James N. Held, S. Patrick Martin, Hon. Vincent J. Mesolella, and Patrick W. Walsh, to our board of directors to serve for a period of one year or until their successors are duly elected and qualified.

2. Approve a 1-for-5 reverse stock split of the shares of our common stock to take effect on a date not later than June 30, 2004 so that stockholders will receive one share of our common stock for each five shares now held.

3. Appointment of Poulos & Bayer as our auditor.


Each of the actions is discussed in more detail below.



                      OUTSTANDING SHARES AND VOTING RIGHTS

Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 20,789,474 shares, each share being entitled to one vote. The record date for determination of the security holders entitled to vote or give consent is November 28, 2003. The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions. The board of directors and Stockholders owning 11,998,507 which constitute a majority of 57.74% of the outstanding voting securities of CGI Holding Corporation have unanimously adopted, ratified and approved resolutions to effect the actions listed above. No other votes are required or necessary. We anticipate effecting the reverse split within seven months of the date this information statement is filed.

This information statement is being first sent or given to security holders on approximately December 26, 2003.

Other than elections to office, none of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. None of our directors has informed us in writing that he intends to oppose any action to be taken by us. No proposals have been received from any of our stockholders.

Our quarterly and annual reports on Form 10-QSB and Form 10-KSB, respectively have been timely filed with the SEC and may be viewed on the SEC's Web site at www.sec.gov in the Edgar Archives. We are presently "current" in the filing of all reports required to be filed by us.

                        DISSENTER'S RIGHTS OF APPRAISAL

Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the actions being taken by us.

                              Election of Directors
                                 (Action No. 1)

Our articles of incorporation and bylaws authorize a board of directors comprised of a number of not less than one. Our stockholders have re-elected the entire board of directors.

Set forth below for each person who has been elected director, based on information supplied by him, are his name, age as of the date of the Information Statement, any presently held positions with us, his principal occupation now and for the past five years, other directorships in public companies and his tenure of service with us as a director. Each shall hold office until their successors are elected and qualify. The information has been provided by the nominees without independent verification by our management.

Nominees For Election As Directors

Gerard M. Jacobs, 48, has served as a member of our board of directors since December 2001. Since December 2001, Mr. Jacobs has served as our president, chief executive officer, secretary and treasurer. From March 1999 until December 2001, Mr. Jacobs was involved as an officer and director of several privately held companies. From 1995 until March 1999, Mr. Jacobs served as the chief executive officer of Metal Management, Inc., Chicago, Illinois. Mr. Jacobs is a graduate of Harvard University, where he was elected to Phi Beta Kappa, and of The University of Chicago Law School, which he attended as a Weymouth Kirkland Law Scholar. Mr. Jacobs was elected twice to the board of education of District 200, Oak Park and River Forest High School, Oak Park, Illinois.

T. Benjamin Jennings, 38, has served as a member of our board of directors since December 2001, and as Chairman of our board of directors since April 2003. Since May 2003, Mr. Jennings has served as the chairman of Ceira Technologies, Inc., located in Irvine, California. Mr. Jennings previously served as the chief executive officer of Ceira Technologies, Inc., which he joined in 1999. From 1995 until 1999, Mr. Jennings served as the chairman and chief development officer of Metal Management, Inc., Chicago, Illinois. Mr. Jennings was the chairman of the Chicago Inner City Games from 1996 through 1999. Mr. Jennings serves on the board of directors of the Kohl's Childrens' Museum, Wilmette, Illinois. Mr. Jennings is a graduate of Rice University.


John Giura, 70, has served as vice chairman of our board of directors since April 2003, and previously served as chairman of our board of directors from 1997 until April 2003. Since December 2001, Mr. Giura has served as our vice president. From 1997 until 2001, Mr. Giura served as our president and chief executive officer. Mr. Giura graduated from the University of Naples, Italy, and received an MA in economics from The University of Chicago.

James N. Held, 50, has served as a member of our board of directors since April 2003. Since November 2003, Mr. Held has been a private investor. From 2001 until November 2003, Mr. Held served as the Managing Director of Business Development for Ceira Technologies, Inc., Irvine, California. From 1998 until 2001, Mr. Held served as Senior Vice President of Marketing for Metal Management, Inc., Chicago, Illinois. Mr. Held is a graduate of Xavier University.

S. Patrick Martin, 43, has served as a member of our board of directors since April 2003. Since 1999, Mr. Martin has served as the president and chief executive officer of Websourced, Inc., formerly known as WorldMall.com. Prior to 1999, Mr. Martin worked as an independent telecommunications consultant. Mr. Martin attended the State University of New York at Oswego, New York.

Hon. Vincent J. Mesolella, 54, has served as a member of our board of directors since July 2003. Since 1978, Mr. Mesolella has served as the president of REI, Inc., North Providence, Rhode Island. Mr. Mesolella has served as the chairman of the Narragansett Bay Commission, located in Providence, Rhode Island, since 1991. Mr. Mesolella was elected ten times to the Rhode Island House of Representatives, serving as the Deputy Majority Whip for eight years, retiring in 1999. Mr. Mesolella has served as a director of The imPossible Dream since 2001, and served as the first chairman of the Rhode Island Underground Storage Tank Financial Review Board starting in 1998. Mr. Mesolella attended Rhode Island Junior College and the University of Rhode Island Extension Division.

Patrick W. Walsh, 39, has served as a member of our board of directors since April 2003. Since 1999, Mr. Walsh has been an executive of Avatar Systems Ltd., Chicago, Illinois. From 1997 until 1999, Mr. Walsh served as vice president of marketing and business development for Metal Management, Inc., Chicago, Illinois. Mr. Walsh graduated from Miami University (Ohio).

                               Reverse Stock Split
                                 (Action No. 2)

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions providing for a recapitalization pursuant to which the issued and outstanding shares of our common stock are to be reverse split, or consolidated, on a 1-for-5 basis, so that stockholders will own one share of common stock for each 5 shares of common stock now held by the stockholder. The reverse split shall be effected on a date not later than June 30, 2004. No fractional shares will be issued in connection with such recapitalization and fractional shares will be rounded down to the nearest whole number. Under the recapitalization, the 20,789,474 issued and outstanding shares of our common stock will be reverse split resulting in 4,157,895 shares of common stock being issued and outstanding after the recapitalization.

Reasons for the reverse split

Our management believes that the reverse split is in the best interest of the company by reducing the perceived depressive effect of a large number of shares may have on the public market for our common stock. In addition, the reverse split will make available a substantial number of additional authorized, but unissued shares of common stock which will provide increased flexibility in structuring possible future financing, in taking advantage of future business opportunities such as acquisitions, and in meeting corporate needs as they arise, all without the delay and expense of calling a meeting of our stockholders to authorize an increase in authorized capital. Furthermore, it is ultimately our goal to have our securities listed on the NASDAQ or on a national stock exchange. Our management believes that such listings can more readily be accomplished with a higher stock price and, since the reverse split will reduce the number of outstanding shares of our common stock, it should have the effect of increasing the price of our common stock in the over-the-counter-market.

The rights of existing stockholders will not be altered and no stockholder will be eliminated as a result of the reverse split. Fractional shares will not be issued and will be rounded down to the nearest whole share, not to be reduced below one share. It is possible that stockholders holding less than 100 shares of our common stock may have larger commissions charged to sell such shares and may even result in a larger commission than the value of the shares being sold.

Certificate Transfer

In order to effectuate the reverse split, each stockholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the reverse split), to our transfer agent, Colonial Stock Transfer Company, 66 Exchange Place, Salt Lake City, Utah 84111, and be issued in exchange therefore, one new certificate representing one share for each five shares reflected in the old certificates, rounded down to the nearest share.

                             Appointment of Auditors
                                 (Action No. 3)

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions authorizing Poulos & Bayer to be our auditor.

Fees Of Independent Auditors For Year Ended December 31, 2002

The following table shows the aggregate fees billed to us by our independent auditors, Poulos & Bayer for services rendered during the year ended December 31, 2002.

                    Description Of Fees                       Amount($)

                    Audit Fees1                               $ 32,248
                    All Other Fees2                           $  3,700

(1) Includes fees for audits of our financial statements for the year ended December 31, 2002, and reviews of financial statements for interim periods.

(2) Includes fees for comfort letters, separate audits of subsidiaries, separate audits for regulatory purposes, accounting consultations, and tax services.

                            HISTORY AND ORGANIZATION

We were incorporated under the laws of the State of Nevada in October of 1987. We were formerly known as North Star Petroleum, Inc. We had essentially no operations between 1993 and July 1997 at which time we acquired two private companies. On March 27, 2001 we acquired the common stock of WorldMall.com in a stock-for-stock transaction. WorldMall.com was reincorporated in the state of North Carolina as Websourced, Inc. in 2002.



Websourced, Inc.

Websourced, Inc., d/b/a KeywordRanking.com provides search engine enhancement services to Web sites, under the name KeywordRanking.com. KeywordRanking.com assists its clients' websites in obtaining top twenty positioning on search engines worldwide. The Web sites benefit from top twenty positioning, which typically results in a significantly higher number of visits from potential customers.

Websourced, Inc. currently employs 58 people. Websourced, Inc. is headquartered in Morrisville, North Carolina.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table presents information about the beneficial ownership of our common stock as of December 9, 2003 by:

o each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

o each of our directors;

o each of our named executive officers;

o each of the persons who served as our chief executive officer during our fiscal year ended December 31, 2002; and

o all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our common stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable or convertible within 60 days of December 9, 2003 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing shares and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 20,789,474 shares of common stock outstanding as of December 9, 2003.



                                             Number of         Percentage of
                                               Shares               Shares
                                           Beneficially       Outstanding (1)
Name and Address of Beneficial Owner           Owned
                                         ---------------    -----------------

T. Benjamin Jennings (2)(3)                    647,500                  3.04%
   c/o CGI Holding Corporation
   300 N Mannheim Rd
   Hillside, IL 60126

John Giura (2)(4)                            3,480,494                16.57%
   c/o CGI Holding Corporation
   300 N Mannheim Rd
   Hillside, IL 60126

James N. Held (2)(5)                           200,000                 0.95%
   c/o CGI Holding Corporation
   300 N Mannheim Rd
   Hillside, IL 60126

S. Patrick Martin (2)(6)                     3,280,891                14.89%
   c/o Websourced, Inc.
   630 Davis Drive Ste 140
   Morrisville, NC 27560

Vincent J. Mesolella (2)(7)                    200,000                0.95%
   c/o CGI Holding Corporation
   300 N Mannheim Rd
   Hillside, IL 60126

Patrick W. Walsh (2)(8)                        200,000                0.95%
   c/o CGI Holding Corporation
   300 N Mannheim Rd
   Hillside, IL 60126

Roberti Jacobs Family Trust (9)              6,213,333               26.47%
   c/o CGI Holding Corporation
   300 N Mannheim Rd
   Hillside, IL 60126

All current directors and executive
  officers as a group (6 persons)            8,008,885               37.36%

(1) Includes shares of common stock subject to warrants currently exercisable or convertible within 60 days of December 9, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Officer and/or Director

(3) Includes 137,500 shares of common stock owned by Mr. Jennings and warrants to purchase 510,000 shares at $0.13 per share.

(4) Includes 3,270,494 shares of common stock owned by Mr. Giura and warrants to purchase 210,000 shares at $0.13 per share.

(5) Mr. Held owns no common stock, but owns warrants to purchase 200,000 shares at $0.13 per share.

(6) Includes 2,037,744 shares of common stock owned by Mr. Martin and warrants to purchase 33,147 shares at $2.00 per share, warrants to purchase 200,000 shares at $0.27 per share, warrants to purchase 510,000 shares at $0.13 per share and proxy to vote 500,000 shares of stock owned by Negin Martin.

(7) Mr. Mesolella owns no common stock, but owns warrants to purchase 200,000 shares at $0.13 per share.

(8) Mr. Walsh owns no common stock, but owns warrants to purchase 200,000 shares at $0.13 per share.

(9) Includes 3,533,333 shares of common stock owned by the Roberti Jacobs Family Trust 3,200,000 of which shares were acquired from Gerard M. Jacobs pursuant to a litigation settlement, warrants to purchase 1,000,000 shares at $0.10 per share, warrants to purchase 680,000 shares at $0.10 per share, and warrants to purchase 1,000,000 shares at $0.13 per share also acquired from Gerard M. Jacobs pursuant to a litigation settlement.

                               EXECUTIVE OFFICERS

All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to us during that past three fiscal years, 2000, 2001 and 2002 to:

o Each person who served as our chief executive officer during 2002; and

o Our other executive officers whose total annual salary and bonus in 2002 exceeded $100,000.


                           Summary Compensation Table


                                 Annual Compensation     Long Term Compensation

                                                        Securities    All Other
                                                        Underlying  Compensation
Name and Principal Position Year  Salary ($)  Bonus ($) Options (#s)    ($)

Gerard M. Jacobs            2002        ---          ---         ---       ---
   Chief Executive Officer  2001        ---          ---         ---       ---
                            2000        ---          ---         ---       ---

John Giura                  2002    113,000 (1)      ---         ---     7,200
   Vice Chairman of the     2001     90,000 (2)      ---         ---     7,200
Board                       2000    177,058 (3)      ---         ---     9,200

S. Patrick Martin           2002    132,836       17,164         ---     4,650
   Chief Executive Officer  2001    103,899          ---         ---     7,200
of Websourced               2000     79,716          ---         ---       ---



(1) We paid $78,000 of Mr. Giura's salary in 2002 and $35,000 was paid by Safe Environment Corp. of Indiana, one of our subsidiaries at the time.

(2) We paid $78,000 of Mr. Giura's salary in 2001 and $35,000 was paid by Safe Environment Corp., one of our subsidiaries at the time.

(3) Mr. Giura's salary in 2001 was paid by Roli Ink Corp., one our subsidiaries at the time.




Option Grants in Last Fiscal Year

The following table sets forth information regarding option granted to each of the named executive officers during the year ended December 31, 2002.


                                Individual Grants

                                        Percentage of
                      Number of         Total Options
                      Securities         Granted to      Exercise or
                   Underlying Options   Employees in     Base Price   Expiration
Name                   Granted         Fiscal Year (1)   ($/Sh) (2)      Date

Gerard M. Jacobs         ---                 ---              ---         ---

John Giura               ---                 ---              ---         ---

S. Patrick Martin    200,000               47.00             0.27     2/25/07


(1) Based on a total of 425,580 shares subject to warrants granted to employees of Websourced, Inc., and includes all our stock option plans in the year ended December 31, 2002, including options granted to the named executive officers.

(2) All options were granted at an exercise price in excess of the fair market value of our common stock at the date of grant.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

The following table sets forth information regarding the number and value of securities underlying unexercised options held by each of the named executive officers at December 31, 2002.







                                       Number of Securities       Value of Unexercised
                  Shares              Underlying Unexercised     In-the-Money Options at
                 Acquired                   Options at           December 31, 2002 (2)
                    On       Value     December 31, 2002 (1)   Exercisable Unexercisable
Name             Exercise   Realized  Exercisable Unexercisable
Gerard M.Jacobs      ---      ---           ---        ---           $ ---           $ ---

John Giura           ---      ---           ---        ---             ---             ---

S.Patrick Martin     ---      ---       200,000 (3)    ---             ---             ---



(1) These amounts represent the total number of shares subject to options held by the named executive officers at December 31, 2002.

(2) These amounts represent the difference between the exercise price of options and the closing bid price of our common stock on December 31, 2002. At that time, there were no in-the-money options due to fact that Mr. Martin's option exercise prices were at $2.00 and $0.27, respectively, and the closing bid price of our common stock on December 31, 2002 was $0.08.

(3) Among these options, 33,417 were granted in 2000 at an exercise price of $2.00 per share and 200,000 in 2002 at an exercise price of $0.27 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John Giura and S. Patrick Martin have each executed irrevocable Proxies granting Gerard M. Jacobs the right to vote all of his shares in favor of Mr. Jacobs' nominees for our board of directors, so long as Gerard M. Jacobs is serving as our chief executive officer and so long as John Giura and S. Patrick Martin are included among Mr. Jacobs' nominees.

During 2001 we entered into a transaction with a related party to lease their employees. Employee leasing is utilized to bring a large number of employees under one workers compensation insurance policy to receive a better rate from the insurance carrier. For each pay period we were billed by Nexus Management Solutions (NMS), then an affiliate of John Giura, for the employees' wages, payroll tax liabilities, workers compensation premiums and a management fee. The total amount paid to NMS in 2001 was $2,098,431. This agreement was discontinued January 1, 2002.

During 2001, we leased our corporate headquarters from a partnership which is owned and controlled by John Giura and James Spachman, each one of our stockholders. The lease was on a month-to-month term and the rental amount was $700 per month. We moved out of the building in February of 2002. The arrangement has been terminated and we have no liabilities remaining in connection with it.

Over the past 10 years, Gerard M. Jacobs and T. Benjamin Jennings have had a substantial number of business relationships. We expect these close business ties to continue indefinitely. Gerard M. Jacobs and T. Benjamin Jennings are both members of J&J Investments LLC, and otherwise frequently engage in common business enterprises and common investments.

We have, along with our subsidiary Websourced, Inc., borrowed funds from our stockholders to cover our operating expenses. The total outstanding principal balance due as of September 30, 2003, was $438,676. The details of the portion of this principal balance borrowed from shareholders who are officers and directors as of September 30, 2003, is as follows:

         Lender                     Amount       Repayment Terms
         S. Patrick Martin          $18,676   No repayment terms

We have also borrowed funds from the Roberti Jacobs Family Trust. The Roberti Jacobs Family Trust is an irrevocable trust. Gerard M. Jacobs is neither a trustee nor a beneficiary of the Roberti Jacobs Family Trust. Gerard M. Jacobs disclaims any beneficial ownership of any of the securities owned by the Roberti Jacobs Family Trust. The details of these loans as of September 30, 2003, is as follows:

         Lender                     Amount           Repayment Terms

         Roberti Jacobs
         Family Trust               $250,000        13% interest, due 12/15/2003

         Roberti Jacobs
         Family Trust               $170,000        13% interest, due 5/15/2004

The Roberti Jacobs Family Trust has acquired 3,200,000 shares of our common stock and warrants to purchase 1,000,000 shares of our common stock at $0.13 per share from Gerard M. Jacobs pursuant to a litigation settlement.

James N. Jennings, our assistant secretary and general legal counsel, is the brother of T. Benjamin Jennings. Jeffrey S. Martin, an employee of Websourced, Inc., is the brother of S. Patrick Martin.

                                OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to us. Based on the copies of filings received by us, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of our equity securities registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

                                   FORM 10-KSB

WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S MOST RECENT REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT 300 N. MANNHEIM ROAD, HILLSIDE, ILLINOIS 60162


          By Order of the board of directors

          /s/ Gerard M. Jacobs

         Gerard M. Jacobs
         President, Chief Executive Officer

         Hillside, Illinois, December 9, 2003